Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Scott D. Dorfman, Chief Executive Officer of Innotrac Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q of the Company for the three and six months ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2009

/s/ Scott D. Dorfman
Scott D. Dorfman President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)